CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our name, for the Pacer Funds Trust, which includes Pacer Metaurus High Income Autocallable ETF and Pacer Metaurus Enhanced Core Income Autocallable ETF and to all references to our firm included in or made a part of this Post-Effective Amendment No. 166 under the Securities Act of 1933 and Post-Effective Amendment No. 168  the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the reference to our firm under the heading “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Funds.

Dallas, Texas
August 24, 2026